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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                          ---------------------------


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 10, 2002



                            HARKEN ENERGY CORPORATION

             (Exact name of registrant as specified in its charter)



             Delaware                     1-10262              95-2841597
  (State or other jurisdiction          (Commission           (IRS Employer
         of incorporation)              File Number)       Identification No.)


        580 WestLake Park Boulevard, Suite 600
                 Houston, Texas                            77079
      (Address of principal executive offices)           (ZIP Code)


       Registrant's telephone number, including area code: (281) 504-4000

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Item 5. Other Events

     Harken Energy Corporation ("Harken") intends to exchange 2,000,000 ordinary shares of its Global Energy Development PLC subsidiary ("Global") for 1,232,742 (approximately 5.24%) of the redeemable ordinary shares of New Opportunities Investment Trust PLC ("NOIT"), an investment trust organized under the laws of the United Kingdom. The exchange will reduce Harken's ownership of Global's ordinary shares to approximately 85.62% and will result in NOIT owning approximately 7% of Global. The transaction, and the potential future sales of NOIT shares, is conditioned on the admission of the shares to be acquired by Harken on the Official List of the London Stock Exchange. The transaction is expected to be completed by year-end. In conjunction therewith, a press release containing additional information was issued on December 20, 2002, and is attached hereto as Exhibit 99.1.

     Black Point Limited ("BP") filed a lawsuit on December 10, 2002 in the United District Court for the Northern District of Illinois, alleging that Global, aided and abetted by officers of Harken, fraudulently induced BP to spend time and money locating prospective business partners for Global in the People's Republic of China. BP contends that it located willing and suitable partners only to have them unreasonably rejected by Global. BP seeks breach of contract damages of $1.5 million from Global, that amount being BP's projected success fee on an unconsummated $20 million investment by a Chinese partner. Alternatively, BP seeks damages of $289,914.59 (retainer fees foregone by BP as well as out-of-pocket expenses) from Global under theories of fraudulent inducement, quantum meruit, and detrimental reliance. BP also seeks $289,914.59 in damages from Harken, alleging that Harken aided and abetted Global's fraudulent inducement. Harken does not believe BP's allegations have merit since Global fully complied with the terms of the agreement in good faith. As a result, Harken believes that the ultimate outcome of this litigation will not have a material adverse effect on Harken's financial condition.

Item 7. Financial Statements and Exhibits

(c)  Exhibits.
     --------

     Exhibit
     Number                      Description
    --------                 -------------------
     10.1 -- Waiver of Change in Control Payment, dated December 10, 2002, by and between Mikel D. Faulkner and Harken Energy Corporation.


     99.1 -- Press Release, dated December 20, 2002, issued by Harken Energy Corporation.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Harken Energy Corporation

Date:   December 20, 2002              By:  /s/ Anna M. Williams
                                            ------------------------------
                                            Anna M. Williams
                                            Executive Vice President and
                                            Chief Financial Officer

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                                  EXHIBIT INDEX


    Exhibit
    Number                      Description
   --------                 -------------------
    10.1 -- Waiver of Change in Control Payment, dated December 10, 2002, by and between Mikel D. Faulkner and Harken Energy Corporation.


    99.1 -- Press Release, dated December 20, 2002, issued by Harken Energy Corporation.